UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: September 23, 2015
(Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

One St. Jude Medical Drive
St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 756-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On September 23, 2015, St. Jude Medical, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee” and, together with the Company, the “Parties”), entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of July 28, 2009, by and between the Parties. The Indenture was filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2009. The Fifth Supplemental Indenture relates to the Company’s 2.000% Senior Notes due 2018 (the “2018 Senior Notes”), 2.800% Senior Notes due 2020 (the “2020 Senior Notes”) and 3.875% Senior Notes due 2025 (the “2025 Senior Notes” and, together with the 2018 Senior Notes and the 2020 Senior Notes, the “Notes”). On September 23, 2015, the Company issued and sold $500,000,000 aggregate principal amount of the 2018 Senior Notes, $500,000,000 aggregate principal amount of the 2020 Senior Notes and $500,000,000 aggregate principal amount of the 2025 Senior Notes in a public offering pursuant to the Company’s Registration Statement on Form S-3 ASR (No. 333-187405) filed with the Securities and Exchange Commission on March 21, 2013. The Fifth Supplemental Indenture includes the form of each of the Notes.

The 2018 Senior Notes will pay interest semi-annually at a rate of 2.000% per annum until September 15, 2018, the 2020 Senior Notes will pay interest semi-annually at a rate of 2.800% per annum until September 15, 2020 and the 2025 Senior Notes will pay interest semi-annually at a rate of 3.875% per annum until September 15, 2025.

On July 21, 2015, the Company, through its wholly-owned subsidiary SJM International, Inc., agreed to acquire Thoratec Corporation for approximately $3.4 billion, net of cash acquired (the “merger”). The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand and the borrowings under a 5-year $2.6 billion term loan facility, entered into on August 21, 2015, to fund the merger. Any proceeds from the offering that are not used to fund the merger will be used for general corporate purposes, which may include the repayment of short-term indebtedness.

The Fifth Supplemental Indenture contains certain restrictions, including a limitation that restricts the Company’s ability and the ability of certain of its subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries.

The Fifth Supplemental Indenture is filed herewith as Exhibit 4.1. The description of the Fifth Supplemental Indenture herein is qualified by reference thereto.

In connection with the issuance of the Notes, Jason A. Zellers, Vice President, General Counsel and Corporate Secretary of the Company, and Gibson, Dunn & Crutcher LLP, counsel to the Company, have delivered opinions to the Company regarding the legality of the Notes upon issuance and sale thereof. A copy of each opinion is filed as Exhibit 5.1 and 5.2, respectively.

Item 2.03.             Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of September 23, 2015, between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion Letter of Jason A. Zellers regarding the validity of the Notes.
5.2	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.
23.1	Consent of Jason A. Zellers (included as part of Exhibit 5.1).
23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Dated: September 23, 2015	By:	/s/ Jason A. Zellers
		Name:	Jason A. Zellers
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of September 23, 2015, between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion Letter of Jason A. Zellers regarding the validity of the Notes.
5.2	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.
23.1	Consent of Jason A. Zellers (included as part of Exhibit 5.1).
23.2	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.2).